Exhibit (a)(5)(H)

GRANTED

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ROBERT DOBBS,	)	Civil Action No. 5769-VCL
)
Plaintiff,	)
)
v.	)
)
ICX TECHNOLOGIES, INC., FLIR	)
SYSTEMS, INC., INDICATOR MERGER	)
SUB, INC., WEXFORD CAPITAL, LP, DP1)
LLC, VALENTIS SB, LP, WEXFORD	)
SPECTRUM INVESTORS, LLC, WEXFORD	)
CATALYST INVESTORS LLC, DEBELLO	)
INVESTORS LLC, COLIN CUMMING,	)
HANS KOBLER, SPENCER ABRAHAM,	)
JOSEPH M. JACOBS, ROBERT A.	)
MAGINN, JR., MARK L. PLAUMANN, and	)
RODNEY SLATER,	)
)
Defendants.	)

DANIEL SLOAN,	)	Civil Action No. 5743-VCL
)
Plaintiff,	)
)
v.	)
)
ICX TECHNOLOGIES, INC., HANS	)
KOBLER, COLIN CUMMING, SPENCER	)
ABRAHAM, JOSEPH M. JACOBS,	)
ROBERT A. MAGINN JR., MARK L.	)
PLAUMANN, RODNEY SLATER, FLIR	)
SYSTEMS, INC. and INDICATOR MERGER	)
SUB, INC.,	)
Defendants.	)

DENNIS REUST,	)	Civil Action No. 5771-VCL
)
Plaintiff,	)
)
v.	)
)
ICX TECHNOLOGIES, INC., FLIR	)
SYSTEMS, INC., INDICATOR MERGER	)
SUB, INC., WEXFORD CAPITAL, LP, DP1)
LLC, VALENTIS SB, LP, WEXFORD	)
SPECTRUM INVESTORS, LLC, WEXFORD	)
CATALYST INVESTORS LLC, DEBELLO	)
INVESTORS LLC, COLIN CUMMING,	)
HANS KOBLER, SPENCER ABRAHAM,	)
JOSEPH M. JACOBS, ROBERT A.	)
MAGINN, JR., MARK L. PLAUMANN, and	)
RODNEY SLATER,	)
)
Defendants.	)

[PROPOSED] ORDER FOR CONSOLIDATION AND

APPOINTMENT OF LEAD COUNSEL

WHEREAS, on August 16, 2010, the ICx Technologies, Inc. (“ICx” or the “Company”) board of directors (the “Board”) announced that the Company had entered into an agreement and plan of merger (the “Merger Agreement”) that contemplates that Indicator Merger Sub (“Indicator”), a wholly-owned subsidiary of Flir Systems, Inc. (“Flir”), will acquire the Company for $7.55 per share in cash (the “Transaction”). The Transaction is structured in three steps: (i) a first-step tender offer (the “Tender Offer”), (ii) a top-up option through which Indicator can acquire additional newly issued ICx shares (the “Top-up Option”), and, assuming Indicator holds 90% or more of outstanding shares after exercising the Top-up Option, (iii) a short-form merger to cash out any ICx stockholders who do not tender (the “Merger”);

WHEREAS, three actions have been filed in this Court challenging the Transaction: one by plaintiff Daniel Sloan (“Sloan”) in Civil Action No. 5743-VCL on August 18, 2010, the

second by plaintiff Robert Dobbs (“Dobbs”) in Civil Action No. 5769-VCL on August 27, 2010, and a third by plaintiff Dennis Reust in Civil Action No. 5771-VCL on August 30, 2010;

WHEREAS, defendants answered the Sloan complaint on August 30, 2010;

WHEREAS, plaintiff Sloan served discovery requests on defendants on August 31, 2010.

NOW THEREFORE, it is hereby ordered this      day of September, 2010, as follows:

1. The above captioned actions shall be and hereby are consolidated for all purposes, including pretrial proceedings, trial and appeal.

2. The files of the actions hereby consolidated shall be maintained in one file under C.A. No. 5769-VCL (hereinafter the “Consolidated Action”).

3. Hereafter, papers need only be filed in the Consolidated Action.

4. The caption of the Consolidated Action shall be:

IN RE ICX TECHNOLOGIES, INC. SHAREHOLDER LITIGATION	Consolidated C.A. No. 5769-VCL

5. All documents previously filed to date in any of the cases consolidated herein shall be deemed part of the record in the Consolidated Action. The Verified Class Action Complaint filed in C.A. No. 5769-VCL shall be designated as the currently operative complaint in the Consolidated Action.

6. Barroway Topaz Kessler Meltzer & Check, LLP shall serve as Plaintiffs’ Lead Counsel (“Lead Counsel”). Lead Counsel shall be responsible for coordinating all activities and appearances on behalf of Plaintiffs and for the dissemination of notices and orders of this Court.

No motion, request for discovery or other pre-trial or trial proceedings shall be initiated or filed by any Plaintiffs except through Lead Counsel. Lead Counsel shall have authority to speak for Plaintiffs in matters regarding discovery, pre-trial procedures, the conduct of trial and settlement negotiations, and shall make all work assignments in such manner as to facilitate the orderly and efficient prosecution of this litigation and will avoid duplicative or unproductive efforts. Any agreement reached between counsel for defendants and Lead Counsel shall be binding on Plaintiffs.

7. Brodsky & Smith, LLC and Levi & Korsinsky, LLP shall serve as Plaintiffs’ Executive Committee (“Executive Committee”) for the Consolidated Action, which shall perform work as delegated by Lead Counsel.

8. Rosenthal, Monhait & Goddess, P.A. shall serve as Plaintiffs’ Liaison Counsel. Liaison Counsel is authorized to receive orders, notices, correspondence, and telephone calls from the Court on behalf of all plaintiffs and shall be responsible for the preparation and transmission of copies of such orders, notices, correspondence, and memoranda of such telephone calls to Plaintiffs’ counsel. Liaison Counsel shall ensure that all filings shall be in accordance with Delaware Court of Chancery Rules, that this case is litigated in accordance with Delaware Court of Chancery Rules, and shall attend all hearings.

9. When a case which properly belongs as part of the Consolidated Action is hereafter filed in the Court or transferred here from another court, this Court requests the assistance of counsel in calling to the attention of the Court the filing or transfer of any case which might properly be consolidated as part of the Consolidated Action, and counsel are to assist in assuring that counsel in subsequent actions receive notice of this Order.

Vice Chancellor

This document constitutes a ruling of the court and should be treated as such.

Court:	DE Court of Chancery Civil Action

Judge:	Multi-case

File & Serve Transaction ID:	33075991

Current Date:	Sep 08, 2010

Case Number:	Multi-case

Case Name:	Multi-case

Court Authorizer:	J Travis Laster
/s/ Judge J Travis Laster